EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-106500, 333-106493, and 333-88984 on Form S-4 and Registration Statement Nos. 033-64984 and 333-61689 on Form S-3 of our report dated April 14, 2006, relating to the financial statements and financial statement schedules of Dole Food Company, Inc. appearing in the Annual Report on Form 10-K of Dole Food Company, Inc. for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
April 14, 2006